

      Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                                  Payment Date    10/25/2000

Servicing Certificate
Beginning Pool Balance                            445,576,591.68
Beginning PFA                                             772.68
Ending Pool Balance                               445,433,626.34
Ending PFA Balance                                             -
Principal Collections                              15,494,479.32
Principal Draws                                     9,351,635.10
Net Principal Collections                                      -
Active Loan Count                                         16,254

Current Month Repurchases                              23,515.04
Current Month Repurchases - Due to Delinquency                 -


Interest Collections                                3,626,276.48

Weighted Average Net Loan Rate                         10.08991%
Substitution Adjustment Amount                              0.00

Note Rate                                               6.84188%

Term Notes                                          Amount          Factor
----------                                          ------          ------
Beginning Balance                                 451,475,000.00    1.0000000
Ending Balance                                    451,475,000.00    1.0000000
Principal                                                      -    0.0000000
Interest                                                            5.7015667
                                                    2,574,114.81
Interest Shortfall                                          0.00    0.0000000
Security Percentage                                      100.00%

Variable Funding Notes                              Amount
----------------------                              ------
Beginning Balance                                           0.00
Ending Balance                                              0.00
Principal                                                   0.00
Interest                                                    0.00
Interest Shortfall                                          0.00
Security Percentage                                         0.00%


Certificates                                                0.00



Beginning Overcollateralization Amount              1,887,267.48
Overcollateralization Amount Increase               1,061,145.07
(Decrease)
Outstanding Overcollateralization Amount            2,948,412.55
Overcollateralization Target Amount                 7,900,812.50

Credit Enhancement Draw Amount                              0.00
Unreimbursed Prior Draws                                    0.00


                                                                    Number     Percent
                                                         Balance   of Loans   of
                                                                               Balance
Delinquent Loans (30 Days)                          2,226,781.26      79        0.50%

Delinquent Loans (60 Days)                            735,006.95      25        0.17%

Delinquent Loans (90+ Days) (1)                                -      7         0.06%

Foreclosed Loans                                      247,662.02      0         0.00%

REO                                                         0.00      0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                Liquidation
                                               To-Date
Beginning Loss Amount                                       0.00
Current Month Loss Amount                                   0.00
Ending Loss Amount                                          0.00

                                                Special Hazard      Fraud     Bankruptcy
Beginning Amount                                            0.00         0.00      0.00
Current Month Loss Amount                                   0.00         0.00      0.00
Ending Amount
                                                               -            -         -

Liquidation Loss Distribution Amounts                       0.00
Extraordinary Event Losses                                  0.00
Excess Loss Amounts                                         0.00

Capitalized Interest Account
Beginning Balance                                     540,001.08
Withdraw relating to Collection Period                      0.00
Interest Earned (Zero, Paid to Funding                      0.00
Account)
Total Ending Capitalized Interest Account             540,001.08
Balance as of Payment Date
Interest earned for Collection Period                   3,804.60
Interest withdrawn related to prior                     5,028.76
Collection Period

Funding Account
Beginning Funding Account Balance                   7,784,903.12
Deposit to Funding Account                          7,203,989.29
Pre-Funding Balance transferred to Funding
Account                                                   772.68
Payment for Additional Purchases                   (5,999,878.88)
Ending Funding Account Balance as of Payment
Date                                                8,989,786.21
Interest earned for Collection Period                   9,517.64
Interest withdrawn related to prior
Collection Period                                       1,157.09

Prefunding Account
Beginning Balance                                         772.68
Additional Purchases during Revolving Period                0.00
Balance transferred to Funding Account                  (772.68)
Excess of Draws over Principal Collections                  0.00
Total Ending Balance as of Payment Date                     0.00
Interest earned for Collection Period                     213.53
Interest withdrawn related to prior                   146,759.93
Collection Period

Reserve Account
Beginning Balance                                           0.00
Deposits to Reserve Account for current                     0.00
Payment Date
Withdrawals from Reserve Account for current                0.00
Payment Date
Total Ending Reserve Account Balance as of                  0.00
current Payment Date
Interest earned for Collection Period                       0.00
Interest withdrawn related to prior                         0.00
Collection Period





        Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-2
                                     Payment Date     10/25/2000

Servicing Certificate
Beginning Pool Balance                                 62,323,423.84
Beginning PFA                                               1,259.06
Ending Pool Balance                                    62,717,384.86
Ending PFA Balance                                                 -
Principal Collections                                   3,254,188.25
Principal Draws                                         1,387,352.00
Net Principal Collections                                          -
Active Loan Count                                                944

Current Month Repurchases                                          -
Current Month Repurchases - Due to Delinquency                     -


Interest Collections                                      496,131.51

Weighted Average Net Loan Rate                              9.44293%
Substitution Adjustment Amount                                  0.00

Note Rate                                                   6.91188%

Term Notes                                              Amount          Factor
----------                                              ------          ------
Beginning Balance                                      65,000,000.00      1.0000000
Ending Balance                                         65,000,000.00      1.0000000
Principal                                                          -      0.0000000
Interest                                                  374,393.50      5.7599000
Interest Shortfall                                              0.00      0.0000000
Security Percentage                                          100.00%

Variable Funding Notes                                  Amount
----------------------                                  ------
Beginning Balance                                               0.00
Ending Balance                                                  0.00
Principal                                                       0.00
Interest                                                        0.00
Interest Shortfall                                              0.00
Security Percentage                                             0.00%


Certificates                                                    0.00



Beginning Overcollateralization Amount                    196,105.18
Overcollateralization Amount Increase (Decrease)          125,547.67
Outstanding Overcollateralization Amount                  321,652.85
Overcollateralization Target Amount                     1,137,500.00

Credit Enhancement Draw Amount                                  0.00
Unreimbursed Prior Draws                                        0.00


                                                                        Number      Percent
                                                             Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                399,914.00       2         0.64%

Delinquent Loans (60 Days)                                         -       1         0.00%

Delinquent Loans (90+ Days) (1)                                    -       0         0.00%

Foreclosed Loans                                                   -       0         0.00%

REO                                                             0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                   Liquidation
                                                  To-Date
Beginning Loss Amount                                           0.00
Current Month Loss Amount                                       0.00
Ending Loss Amount                                              0.00

                                                    Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                0.00          0.00       0.00
Current Month Loss Amount                                       0.00          0.00       0.00
Ending Amount
                                                                   -             -          -

Liquidation Loss Distribution Amounts                           0.00
Extraordinary Event Losses                                      0.00
Excess Loss Amounts                                             0.00

Capitalized Interest Account
Beginning Balance                                          86,096.83
Withdraw relating to Collection Period                          0.00
Interest Earned (Zero, Paid to Funding Account)                 0.00
Total Ending Capitalized Interest Account                  86,096.83
Balance as of Payment Date
Interest earned for Collection Period                         606.60
Interest withdrawn related to prior Collection                551.51
Period

Funding Account
Beginning Funding Account Balance                       2,871,422.28
Deposit to Funding Account                              1,992,383.92
Pre-Funding Balance Transferred to Funding                  1,259.06
Payment for Additional Purchases                       (2,260,797.27)
Ending Funding Account Balance as of Payment Date       2,604,267.99
Interest earned for Collection Period                       3,510.53
Interest withdrawn related to prior Collection             12,846.94

Prefunding Account
Beginning Balance                                           1,259.06
Additional Purchases during Revolving Period                    0.00
Balance Transferred to Funding Account                    (1,259.06)
Excess of Draws over Principal Collections                      0.00
Total Ending Balance as of Payment Date                         0.00
Interest earned for Collection Period                         347.95
Interest withdrawn related to prior Collection              4,738.47
Period

Reserve Account
Beginning Balance                                               0.00
Deposits to Reserve Account for current Payment                 0.00
Date
Withdrawals from Reserve Account for current                    0.00
Payment Date
Total Ending Reserve Account Balance as of                      0.00
current Payment Date
Interest earned for Collection Period                           0.00
Interest withdrawn related to prior Collection                  0.00
Period


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